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CUSIP No. 462684101
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                                    EXHIBIT 1


     AGREEMENT dated as of February 10, 2003, by and among David W. Tice & Associates, LLC, a Delaware limited liability company, and Prudent Bear Funds, Inc., a Maryland corporation.

     WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     Both David W. Tice & Associates, LLC and Prudent Bear Funds, Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on
Schedule 13G relating to their ownership of the Common Stock of Iridex Corporation, and hereby further agree that said Statement shall be filed on behalf of both David W. Tice & Associates, LLC and Prudent Bear Funds, Inc. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Iridex Corporation.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.


                                            DAVID W. TICE & ASSOCIATES, LLC


                                            By: /s/ David W. Tice
                                               ---------------------------------
                                                David W. Tice, President


                                            PRUDENT BEAR FUNDS, INC.


                                            By: /s/ David W. Tice
                                               ---------------------------------
                                                David W. Tice, President


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